Exhibit 3.3

IGLUE, INC. MAJORITY WRITTEN CONSENT OF SHAREHOLDERS The undersigned, being a majority of the stockholders (the "Stockholders") of iGlue, Inc . , a Nevada corporation (the "Corporation"), by majority written consent pursuant to the authority contained in the Nevada Corporations Code, hereby consent to the following resolutions and the actions described therein : AMENDMENT TO ARTICLES OF INCORPORATION WHEREAS, pursuant to the Nevada Corporations Code, the Stockholders are entitled to enter into this unanimous written consent and consent to the resolutions herein ; WHEREAS, the Board of Directors has recommended to the shareholders of the Corporation that the Corporation amend its Articles of Incorporation to change the name of the Corporation to "AJC Partners, Inc . " and WHEREAS, in accordance with the Code and the Corporation's Bylaws, the Corporation may amend its Articles of Incorporation by the approval of stockholders holding a majority of the voting power in the Corporation . NOW, THEREFORE, BE IT RESOLVED , that the present Articles of Incorporation of the Corporation are hereby amended by the Amendment of the Articles of Incorporation attached hereto as Exhibit "A" (the "Amendment of Articles of Incorporation") ; FURTHER RESOLVED, that the Amendment of the Articles of Incorporation is approved and adopted ; and FURTHER RESOLVED, the President and Secretary of the Corporation be, and each of them hereby is, authorized and directed for, and on behalf of, the Corporation, to take whatever actions as one or both, in their sole discretion, may deem necessary in order to bring into effect the Amendment of the A 1 iicles of Incorporation . GENERAL RESOLUTIONS RESOLVED, that all of the acts and deeds heretofore done by any director or officer of the Corporation for and on behalf of the Corporation in entering into , executing, acknowledging or attesting any arrangements, agreements, instruments or documents in carrying out the terms and intentions of the foregoing recitals and resolutions are hereby ratified, approved and confirmed . FURTHER RESOLVED, that this Consent shall have the same force and effect as a majority vote cast at a meeting of the shareholders duly called, noticed, convened and held in accordance with the law, the Articles oflncorporation, and the Bylaws of the Corporation . QBPHX \ 2066312.1

Dated Effective: MAJORITYS QBPHX \ 2066312 . 1 MEGAN RU TTIGER Official Seal Notary Public • State of Illinois My Commission Expires Nov 7, 2020

I IGLUE, INC. UNANIMOUS WRITTEN CONSENT OF BOARD OF CTORS IN LIEU OF SPECIAL MEETING · .., The undersigned, being all of the Directors (the "Directors") of iGlue, Inc . , a Nevada corporation (the "Corporation"), by unanimous written consent pursuant to the authority contained in the Nevada Corporations Code, in lieu of a special meeting of its Directors, hereby consent to the following resolutions and the actions described therein : RECORD DATE FOR NAME CHANGE OF THE CORPORATION WHEREAS, a majority of the Shareholders of the Corporation and the Majority Directors have hereinbefore deemed it advisable and in the best interest of the Corporation that the Articles of Incorporation be amended to change the name of the Corporation to "A/C Partners, Inc . " WHEREAS, a majority of the Shareholders have further directed the Majority Directors to identify a record date for the above - described action ; and NOW, THEREFORE, BE IT RESOLVED, the Majority Directors of the Corporation deem it advisable and in the best interest of the Corporation that the record date of the name change to be May 31 , 2017 FURTHER RESOLVED, that one officer or director of the Corporation be and is hereby authorized and directed, for and on behalf of the Corporation to execute and deliver or file such documents and instruments, and to do all such other acts and things as are required or as such officer or director, in such officer's or director's sole discretion, may deem necessary to give full effect to or carry out the provisions of the foregoing resolution . FURTHER RESOLVED, that the Majority Directors of the Corporation hereby waive any notice of meeting of the stockholders required by the law, the Articles of Incorporation and the Bylaws of the Corporation ; GENERAL AUTHORITY RESOLVED, that all of the acts and deeds heretofore done by any director or officer of the Corporation for and on behalf of the Corporation in entering into , executing, acknowledging or attesting any arrangements, agreements, instruments or documents in carrying out the terms and intentions of the foregoing recitals and resolutions are hereby ratified, approved and confirmed . COUNTERPART SIGNATURES RESOLVED, that this Consent may be signed in any number of counterparts, each of which shall be deemed to be an original, and all of which, when taken together, shall be deemed to be a single document . 1

Dated Effective: April 4, 2017 BOARD OF CT_9.JIB, - - {} l .,,.,./ Kenneth Dire JJh /y ·1 Sworn to before me this 5 day of - ..lll \ _._,p.,_ . _ [ _ } · , 20 l ,,._. - --- io..,111io..,111....,.....,. "1' MEGAN RUETTIGEA Official Seal Notary Public • State of Illinois My Commi . ssionExpires Nov 7, 2020 Director Signature Sworn to berore me this /..S t - ,1.day of / , 2017 ;t No t L ary Public QBPHX \ 20663 12.1